PUBLIC STORAGE PROPERTIES VII, INC.
                      600 North Brand Boulevard, Suite 300
                        Glendale, California 91203-1241

          This Proxy is Solicited on Behalf of the Board of Directors

       The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock Series A and Common Stock Series D of Public Storage Properties VII, Inc. ("PSP7") held of record by the undersigned on _______________, 1995, at the Special Meeting of Shareholders to be held on _______________, 1995, and any adjournments thereof.

       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSED MERGER AND THE PROPOSED AMENDMENT TO BYLAWS.

[x]  Please mark votes as in this example.

1. PROPOSED MERGER. To consider and vote upon an Agreement and Plan of Reorganization between PSP7 and Storage Equities, Inc. described in the accompanying Joint Proxy Statement and Prospectus.


                        FOR [ ] AGAINST [ ] ABSTAIN [ ]

2. PROPOSED AMENDMENT TO BYLAWS. To consider and vote upon a related amendment to PSP7's bylaws to authorize the Merger in the form of Appendix F to the accompanying Joint Proxy Statement and Prospectus.

                        FOR [ ] AGAINST [ ] ABSTAIN [ ]

3. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement and Prospectus dated _______________, 1995.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005.


                                               Dated: ____________________, 1995


                                           -------------------------------------
                                                        Signature


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                                                 Signature if held jointly


                                           Please  sign  exactly  as  your  name
                                           appears.  Joint  owners  should  each
                                           sign. Trustees and others acting in a
                                           representative     capacity    should
                                           indicate  the  capacity in which they
                                           sign.

                                  Exhibit 99.2